UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 8, 2017

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On March 8, 2017, Orrstown Financial Services, Inc. (the “Registrant”) and its wholly-owned subsidiary, Orrstown Bank (the “Bank”) entered into an Employment Agreement and a Change in Control Agreement with Adam L. Metz, Executive Vice President of the Registrant and the Bank (the "Executive"). Copies of these agreements are attached as Exhibits 10.1 through 10.2 and are incorporated herein by reference. The Registrant and the Bank are collectively referred to in the agreements as the "Employer."

Employment Agreement
The Employment Agreement provides for a three (3) year term commencing on March 8, 2017, at an initial annual base salary of $255,000. The Executive shall also participate in the Employer's broad-based employee retirement plans, welfare benefit plans, and other benefit plans for which he is eligible under the terms of the plan or program. The Executive may be eligible, as determined by the Executive Compensation Committee of the Board, to participate in any of the Employer's executive-only retirement plans, deferred compensation plans, welfare benefit plans, or other benefit programs as and to the extent any such plans may be in effect. The Executive is also entitled to annual paid vacation, leave of absence for illness or temporary disability in conformity with the Employer's regular policies and practices.
The Employment Agreement also provides the Executive with reimbursement of reasonable expenses incurred in connection with the performance of the Executive's duties.
The Employment Agreement contains customary confidentiality, non-disclosure and non-disparagement provisions and a six-month non-competition and non-solicitation restrictive covenant within a 75-mile radius from the headquarters of the Employer at the time the Executive ceases to be employed.
The Employment Agreement provides that the Employer may terminate the Executive’s employment for “cause,” defined to mean (a) Executive shall have committed an act of personal dishonesty; (b) Executive’s willful misconduct; (c) the issuance of a final cease-and-desist order by a state or federal agency having jurisdiction over the Employer or any entity which controls the Employer to the extent such cease-and-desist order requires the termination of Executive’s employment; (d) Executive’s breach of fiduciary duty; (e) Executive’s intentional failure to perform stated duties; (f) a material breach by Executive of any provision of the Agreement; (g) Executive’s willful violation of any law, rule or regulation that constitutes a felony (other than traffic violations or similar offenses); (h) Executive shall have deliberately and intentionally refused or otherwise failed (for reasons other than incapacity due to accident or physical or mental illness) to perform the Executives’ duties to the Employer, with such refusal or failure continuing for a period of at least 30 consecutive days following the receipt by Executive of written notice from the Employer setting forth in detail the facts upon which the Employer relies in concluding that Executive has deliberately and intentionally refused or failed to perform such duties; or (i) Executive’s conduct that brings public discredit on or injures the reputation of the Employer, in the Employer’s reasonable opinion.
The Employment Agreement provides that the Executive may resign or may terminate this employment for “good reason,” defined as (i) there has occurred a material breach of the Employer material obligations under this Agreement by the Employer; (ii) the Employer, without Executive’s prior written consent, changes or attempts to change in any material respect the authority, duties, compensation, incentive compensation, benefits or other terms or conditions of Executive’s employment, or Executive’s reporting structure, in a manner that is adverse to the Executive; or (iii) the Employer requires Executive to relocate his or her principal business location 75 miles or more from the Employer’s then current headquarters. In all cases after notice to the Employer within ninety (90) days after the initial existence of such condition and the failure of the Employer to remedy the situation within thirty (30) days after notice.
The Employment Agreement provides that the Employer will indemnify the Executive to the fullest extent permitted by law except to the extent inconsistent with the Employer's certificate of incorporation or bylaws.
The Employment Agreement provides that the Employment Period shall be extended automatically for one (1) additional year on each anniversary of the Effective Date, unless either the Employer or the Executive gives contrary written notice to the other at least sixty (60) days prior to the anniversary date. Upon giving notice of non-renewal of the Employment Period, the Employment Period shall continue for a two (2) year-period after the relevant anniversary date. The Employment Agreement provides for the termination of the Executive's employment upon retirement at age 65; provided that the Employer and the Executive may mutually agree to subsequent one-year extensions of such mandatory retirement at age 65. In the event of termination upon attainment of age 65, the Executive shall receive salary continuation for a period of six-months thereafter.
In the event of termination of employment as a result of the Executive’s death, the Executive will receive a payment equal to continuation of base salary for six months and the cost of maintaining medical insurance coverages during the COBRA continuation period. In the event of termination of employment as a result of the Executive’s disability, the Executive will receive a continuation of base salary for six months and the cost of maintaining medical insurance coverage during the COBRA continuation period. Further, in the event of such disability, the Executive will receive continuation of 60% of base salary until the earlier of the Executive’s death or the attainment of age 65, reduced by any other disability payments from the Employer or from the Federal Social Security program or state disability programs.
The Employment Agreement provides that the Executive is subject to any clawback policy that may be adopted by the Board. Absent any formal clawback policy, the Executive agrees to be required to forfeit and pay back to the Employer any bonus or other incentive compensation paid if: (a) a court makes a final determination that the Executive directly or indirectly engaged in fraud or misconduct that caused or partially caused the need for a material restatement by the Employer; or (b) the independent members of the Board determine that the Executive has committed a material violation of the Employer Code of Conduct.
The Employment Agreement contains provisions intending that payments thereunder comply with the provisions of Section 409A of the Internal Revenue Code.
The above summary of the Employment Agreement is qualified in its entirety by reference to the full text, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Change in Control Agreement
The Change in Control Agreement provides that the Employer is to pay to the Executive specified amounts of cash compensation and provide specified health and welfare benefits in the event that the Executive’s employment is terminated by the Employer without good cause or by the Executive for good reason within ninety (90) days before or two (2) years after the occurrence of a change in control. The Change in Control Agreement defines “change in control” as: (i) Any person or group of persons acting in concert, shall have acquired ownership of more than 50 percent of the total fair market value or total voting power of the stock of the Registrant; or (ii) The composition of the Board of Directors of the Registrant shall have changed such that, during any period of 12 consecutive months during the Term of this Agreement, the majority of such Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Registrant, who were in office before the appointment or election; or (iii) Any person or group of persons acting in concert acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of 30 percent or more of the total voting power of the stock of the Registrant; or (iv) Any person or group of persons unrelated to the Registrant acting in concert acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of a portion of the Registrant’s assets that has a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Registrant before the acquisition or acquisitions, with the asset values determined without regard to any liabilities associated with such assets.
The Executive is to receive no payments under the Change in Control Agreement if the Executive’s employment is terminated during a Change in Control by the death or disability of Executive or for Cause. In an instance of death or disability of the Executive, however, Executive and Executive’s dependents, beneficiaries and estate shall receive any benefits payable to them under the Employment Agreement.
The Change in Control Agreements provide that upon a termination pursuant to a change in control, the Employer is obligated to pay to the Executive cash compensation in an amount equal to 2.99 times the annual base salary, plus the highest annual cash bonus and/or other incentive compensation awarded to Executive over the past three years in which cash bonus or other incentive compensation was awarded. Payment of this cash compensation is to be made in one lump sum within fifteen (15) days after the termination of employment following a change in control.
The Change in Control Agreement further provides that upon a termination pursuant to a change in control, the Employer is obligated to provide to the Executive for two (2) years of other benefits of retirement benefits, as well as life, disability, medical/health insurance and other health and welfare benefits in effect with respect to the Executive immediately prior to the termination pursuant to the change in control. The Executive, however, will continue to be responsible for the costs of such benefits to the same extent as other similarly situated active employees of the Employer and the Executive’s spouse and/or eligible dependents will continue to be covered on the same terms that they were covered prior to the termination of employment.

The Change in Control Agreement also provides that any benefit or payment from the Employer to Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a “Payment”) shall be determined to be an “Excess Parachute Payment”, as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), then the aggregate present value of amounts or benefits payable to Executive pursuant to this Agreement (“Agreement Payments”) shall be reduced (but not below zero) to the Reduced Amount. The “Reduced Amount” shall be the greater of (i) the highest aggregate present value of Agreement Payments that can be paid without causing any payments or benefits hereunder to be an Excess Parachute Payment or (ii) the largest portion, up to and including the total, of the Agreement Payments that after taking into account all applicable state and federal taxes (computed at the highest applicable marginal rate) including any taxes payable pursuant to Section 4999 of the Code, results in a greater after-tax benefit to Executive than the after-tax benefit to Executive of the amount calculated under (i) hereof (computed at the highest applicable marginal rate). For this purpose, present value shall be determined in accordance with Section 280G(d)(4) of the Code.
The Change in Control Agreement contains provisions intending that payments thereunder comply with the provisions of Section 409A of the Internal Revenue Code.
The above summary of the Change in Control Agreement is qualified in its entirety by reference to the full text, which is attached as Exhibit 10.2 of this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit
Number    Description

10.1    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Adam L. Metz
10.2    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Adam L. Metz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: March 13, 2017	By:	/s/ David P. Boyle
Executive Vice President and Chief Financial Officer (Duly Authorized Representative)

Exhibit Index

Exhibit
Number    Description

10.1    Employment Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Adam L. Metz

10.2    Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Adam L. Metz